Exhibit 23.1

                 INDEPENDENT REGISTERED ACCOUNTANTS' CONSENT OF
                       GROBSTEIN, HORWATH & COMPANY LLP

To the Board of Directors
China Cable and Communication. Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statement of China Cable and Communication, Inc. on Form S-8 (File No. --------------) of our report dated May 10, 2005 appearing in the Annual Report on Form lO-KSB of China Cable and Communication. Inc. for the year ended December 31, 2004.

                                            /s/ GROBSTEIN, HORWATH & COMPANY LLP
                                            Sherman Oaks, California

September 8, 2005